Congress Asset Management
CODE OF ETHICS
REVISED FEBRUARY 2009 AND AUGUST 2012

1.	BACKGROUND

Rule 204A-1 under the Investment Advisors Act of 1940 (“Advisors Act”) requires all investment advisors registered with the Securities and Exchange Commission (“SEC”) to adopt a Code of Ethics that sets forth standards of conduct and requires compliance with federal securities laws.  Additionally, Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires investment advisors to mutual funds to adopt a written Code of Ethics and to report any material compliance violations.

The Code of Ethics is intended to reflect fiduciary principals that govern the conduct of Congress Asset Management (the Company) and its supervised persons in those situations where the Company acts as an investment advisor as defined under the Advisors Act in providing investment advice to clients (“advisory clients”).

CODE OF CONDUCT:

At all times, Congress employees should act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects and fellow employees.  Employees should practice and encourage others to practice in a professional and ethical manner that will reflect credit on Congress Asset Management.  Employees should strive to maintain and improve their competence and the competence of others in the firm.  Congress Asset Management and its employees will exercise reasonable care and exercise professional judgment.

FUNDAMENTAL RESPONSIBILITIES:

Congress employees will at all times maintain knowledge of and comply with all applicable laws, rules and regulations of any government, government agency regulatory organization or licensing agency.  Employees will be guided by the CFA Institute (formerly known as AIMR) Code of Ethics and Standard of Professional Conduct.  Employees shall not knowingly participate or assist in any violation of such laws, rules or regulations and shall report any violations of the Code of Ethics promptly to the Chief Compliance Officer, Chairman, or President.

2.	KEY DEFINITIONS

For other defined terms, see Appendix 1.

The term "Access Person" is defined to include all active employees of Congress Asset Management.

The term "Investment Personnel" is defined to include (i) any employee of the Trust or of an investment adviser to the Trust who regular participates in making recommendations regarding the purchase or sale of securities of a series of the Trust (a "Fund"); and (ii) any natural person who controls the Trust or an investment adviser to the Trust who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel. (see Appendix 2). Investment Personnel are also Access Persons.

The term “Reportable Fund” for a particular Access Person, means any Fund for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (including any sub-adviser) or any Fund whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits fraudulent activities by affiliated persons of Trust or Fund Organization. Specifically, it is unlawful for any of these persons to:

(a)	employ any device, scheme or artifice to defraud a Fund;

(b)
make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(d)	to engage in any manipulative practice with respect to a Fund.

4.	COMPLIANCE OFFICERS

In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, monthly, and annual basis (the "Reports"). The officers of the Trust will appoint a compliance officer for each Fund Organization and for the Trust (each a "Fund Compliance Officer") to receive and review Reports delivered to a Fund Compliance Officer in accordance with Section 5 below. In turn, the officers of the Trust will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.	ACCESS PERSON REPORTS

All Access Persons are required to submit the following reports to the Fund Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Fund Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

(a)
INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must report the following information:

(1)
The title and type of security, and as applicable the exchange ticker symbol, number of shares, and principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

(b)	MONTHLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person must report the following information:

(1)	With respect to any transaction during the month in a Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership:

(i)
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security and/or Reportable Fund involved;

(ii)	The nature of the transaction (i.e., purchase, sale);

(iii)	The price of the Covered Security and/or Reportable Fund at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

(ii)	The date the account was established; and

(iii)	The date that the report is submitted by the Access Person.

A form of the MONTHLY TRANSACTION REPORT is attached as Appendix 5.

(c)	ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report a list of holdings.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

6.	EXCEPTIONS TO REPORTING REQUIREMENTS

(a)	PRINCIPAL UNDERWRITER. An Access Person of a Fund's principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

(1)	is not an affiliated person of the Trust or any investment adviser to a Fund.

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

(b)
INDEPENDENT TRUSTEE. A trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an "Independent Trustee") is not required to:

(1)	file an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; and

(2)
file a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7.	ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	Each Fund Organization must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

(b)	Each Fund Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

(c)
Each Fund Compliance Officer shall compare all Reports with completed and contemplated portfolio transactions of a Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

No Access Person shall review his or her own Report(s). The Fund Compliance Officer shall appoint an alternate to review his or her own Reports if the Fund Compliance Officer is also an Access Person.

(d)
On an annual basis, each Fund Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Compliance Officer for review by the Board; and

(e)	On an annual basis, each Fund Organization shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

8.	COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.	PROHIBITED TRADING PRACTICES

(a)
No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale unless the Access Person pre-clears such transaction with the Congress Asset Management Compliance Officer or Designated Officer.

(b)
Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

(c)	No Access Person may trade ahead of a Fund - a practice known as "frontrunning."

10.            RECORD MAINTENANCE

The Chief Compliance Officer, or her designee, shall maintain or cause to be maintained in a readily accessible place the following records:

1.	A copy of all Codes of Ethics adopted by the firm that have been in effect during the past five years;

2.	A record of any violation of this Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

3.	A record of compliance certifications for each employee or access person for the last five years;

4.	A copy of all reports made pursuant to Advisers Act Rule 204A-1 and Rule 17j-1 of the Investment Company Act; and

5.	A list of all persons who are, or within the preceding five years have been, access persons.

6.	A record of any decision and the reasons therefore, to permit investments in IPOs or limited offerings.

11.	SANCTIONS

As to any material violation of this Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.
 The Board may also impose sanctions as it deems appropriate, including sanctions against the Fund Organization or the Fund Compliance Officer for failure to adequately supervise its Access Persons.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By:_______________________________

Name:

Title:

Fund Organization:

Date:

Congress Asset Management
Code of Ethics

APPENDIX 1

DEFINITIONS

ACCESS PERSON

(i)         any active employee of Congress Asset Management.

ADVISORY PERSON

(i)         any employee of the Fund or of a Fund’s investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or an investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds) other than Reportable Funds.

FUND

A series of the Trust.

IMMEDIATE FAMILY MEMBER

Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)

An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL

(i)       any employee of the Trust, a Fund or investment adviser (or of any company in a control relationship to the Trust, a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and (ii) any natural person who controls the Trust, a Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

REPORTABLE FUND

Includes, for a particular Access Person, any registered investment company, including a Fund, for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (as defined in Section 2(a)(20) of the Investment Company Act) or any registered investment company, including a Fund, whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY THE FUND

(i)       any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

APPENDIX 2

LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

All Active Employees of Congress Asset Management

Congress Asset Management
Code of Ethics

APPENDIX 3

Form of Authorization Letter

Date
Name of Broker Address

Re: Brokerage Statements of [name of employee]

Ladies and Gentlemen:

The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

[Compliance Officer]
[Fund Organization]
[Address]

Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature:_________________
Name:
Account Number:

Congress Asset Management
Code of Ethics

APPENDIX 4

INITIAL HOLDINGS REPORT
(complete within ten days of becoming an Access Person)

Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	HOLDINGS

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKERAGE ACCOUNTS

Name of Institution and Account Holder’s Name(i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

REVIEWED:  ____________________________
(compliance officer signature)

DATE:  ____________________________

Congress Asset Management
Code of Ethics

APPENDIX 5
MONTHLY TRANSACTION REPORT

(complete within five (5) days of the month-end)

Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	TRANSACTIONS

Name and Title of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase Price	Date of Transaction

2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

REVIEWED:  _____________________________
(compliance officer signature)

DATE:  _________________________

APPENDIX 6

ANNUAL HOLDING REPORT

(current within 45 days of the date of the Report)
Date: ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.	TRANSACTIONS

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holder’s Name(i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

REVIEWED:  ___________________________
(compliance officer signature)

DATE:  _________________________